Exhibit 99.B6(c)


                             DISTRIBUTION AGREEMENT

                                     between

                            PBHG ADVISOR FUNDS, INC.

                                (CLASS I SHARES)

                                       and

                             PBHG FUND DISTRIBUTORS


     THIS AGREEMENT made as of this 1st day of April, 1998, by and between PBHG ADVISOR FUNDS, INC., a Maryland corporation (the "Company"), with respect to the Class I shares ("Shares") of each portfolio of the Company set forth on Schedule A to this agreement (the "Portfolios" and each individually a "Portfolio"), and PBHG FUND DISTRIBUTORS, a Pennsylvania business trust (the "Distributor").

                              W I T N E S S E T H:

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Appointment of Distributor. The Company hereby appoints the Distributor as its exclusive agent for the sale of Shares to the public directly and through investment dealers and other financial institutions in the United States and throughout the world in accordance with the terms of the current prospectus applicable thereto.

     2. Sales of Shares. The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph 4 below. Notwithstanding the provisions of the foregoing sentence, however:


     (A) The Company may issue Shares otherwise than through the Distributor in connection with the payment or reinvestment of dividends or distributions;


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     (B) The Company may issue Shares of a Portfolio to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

     (C) The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares of a Portfolio.

     3. Acceptance of Appointment. The Distributor hereby accepts appointment as exclusive agent for the sale of Shares and agrees that it will use its best efforts to sell Shares; provided, however, that:

     (A) The Distributor may, and when requested by the Company on behalf of any Portfolio shall, suspend its efforts to effectuate sales of Shares of such Portfolio at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

     (B) The Company may withdraw the offering of Shares of any Portfolio (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

     (C) The Distributor, as agent, does not undertake to sell any specific amount of Shares.

     4. Offering and Redemption of Shares.

     (A) The public offering price of Shares shall be the net asset value per share of Shares of the applicable Portfolio as set forth in the prospectus. Net asset value per share shall be determined in accordance with the provisions applicable to such Portfolio in the then current prospectus and statement of additional information with respect to Shares.

     (B) The Company shall redeem Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information with respect to Shares. The price to be paid to a shareholder to redeem Shares shall be equal to the net asset value of Shares being redeemed.

     5. Distributor as Agent. The Distributor shall act as an agent of the Company in connection with the sale and redemption of Shares. Except with respect to such sales and redemptions, the Distributor shall act as principal in


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all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer or financial institution shall not act as an agent of the Company.

     6. Company Expenses. The Company shall pay, or arrange for others to pay, the following expenses:

     (A) (i) expenses of preparation, printing and distribution to shareholders of prospectuses and statements of additional information; (ii) expenses of preparation, printing and distribution of shareholder reports and other communications required by law to shareholders; (iii) registration of Shares under the federal securities laws; (iv) qualification of Shares for sale in such states as the Distributor and the Company may approve; (v) maintenance of facilities for the issue and transfer of Shares; (vi) expenses of provision of information, prices and other data to be furnished by the Company under this Agreement; and (vii) taxes applicable to the sale or delivery of Shares or certificates therefor; and

     (B) All legal expenses in connection with the foregoing.

     7. Distributor Expenses. Except as otherwise provided herein, the Distributor shall pay, or arrange for others to pay, all of the following expenses: (i) the expenses of printing from the final proof and distributing prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings; (ii) payments to sales representatives of the Distributor and at the discretion of the Distributor to qualified brokers, dealers and others in respect of the sale of Shares; (iii) compensation and expenses of employees of the Distributor who engage in or support distribution of Shares; and (iv) the cost of obtaining such information, analysis, and reports with respect to marketing and promotional activities as the Company may from time to time reasonably request.

     8. Limitation on Order Acceptance. The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received


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and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

     9. Compliance with Laws. The Company and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of Shares.

     10. Indemnification.

     (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus with respect to Shares, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company or Shares may incur arising out of or based upon (i) any act or deed of the Distributor or its sales representatives which has not been authorized by the Company in any prospectus or in this Agreement and (ii) the Company's reliance on the Distributor's books, records, calculations and notices hereunder.

     (B) The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus with respect to Shares, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor.

     (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Shares, or for any failure of any such transfer agent to perform its duties.


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     11. No Conflict with Laws. Nothing herein contained shall be deemed to require the Company or the Distributor to take any action contrary to its Articles of Incorporation or By-Laws or Trust Instrument, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

     12. Effective Date. This Agreement shall become effective with respect to Shares of each Portfolio upon its approval by the Board of Directors of the Company and by vote of a majority of the Company's directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement, cast in person at a meeting called for such purpose; shall continue in force and effect until two years from the effective date, and from year to year thereafter, provided, that such continuance is specifically approved with respect to Shares of each Portfolio at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the outstanding Shares of such Portfolio, and (b) by vote of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement, cast in person at a meeting called for such purpose.

     13. Termination.

     (A) This Agreement may be terminated with respect to Shares of any Portfolio, at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding Shares of such Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.

     (B) This Agreement shall also automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

     14. Notice. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of both the Company and the Distributor shall be 825 Duportail Road, Wayne, PA 19087.

     15. No Personal Liability. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any trustee, shareholder, officer, employee or agent of the Distributor


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individually or personally, but are binding only upon the assets and property of the Distributor and that the trustees, shareholders, officers, employees and agents of the Distributor shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

     16. Governing Law. This Agreement shall be deemed to be a contract made in the Commonwealth of Pennsylvania and governed by, construed in accordance with and enforced pursuant to the internal laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws rules.

     17. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its trustees, officers, employees or representatives is or shall be an employee of the Company in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


                      [This space intentionally left blank]


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     19. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect construction or effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.



                                            PBHG ADVISOR FUNDS, INC.



                                            By: /s/ Brian F. Bereznak
                                                -------------------------------
                                                 Name:  Brian F. Bereznak
                                                 Title: Vice President

Attest:

/s/ John M. Zerr
----------------------------------
Name:  John M. Zerr
Title: General Counsel & Secretary

                                            PBHG FUND DISTRIBUTORS



                                            By: /s/ Lee T. Cummings
                                                -------------------------------
                                                Name:  Lee T. Cummings
                                                Title: Vice President

Attest:

/s/ John M. Zerr
----------------------------------
Name:  John M. Zerr
Title: General Counsel & Secretary


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                                   SCHEDULE A
                            PBHG ADVISOR FUNDS, INC.

     PBHG Advisor Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:

     PBHG Advisor Core Value Fund
     PBHG Advisor Blue Chip Growth Fund
     PBHG Advisor Global Technology & Communications Fund
     PBHG Advisor Growth II Fund
     PBHG Advisor Growth Opportunities Fund
     PBHG Advisor High Yield Fund
     PBHG Advisor Large Cap Concentrated Fund
     PBHG Advisor New Contrarian Fund
     PBHG Advisor Trend Fund
     PBHG Advisor Cash Reserves Fund
     PBHG Advisor Value Opportunities Fund
     PBHG Advisor New Opportunities Fund
     PBHG Advisor Enhanced Equity Fund
     PBHG Advisor Master Fixed Income Fund
     PBHG Advisor Short-Term Government Fund
     PBHG Advisor REIT Fund


Dated: April 1, 1998